Exhibit 5.2

Michael E. Tenta

T: +1 650 843 5636

mtenta@cooley.com

November 18, 2016

SteadyMed Ltd.

5 Oppenheimer Street

Rehovot 76701

Israel

RE: SteadyMed Ltd.

Ladies and Gentlemen:

We have acted as U.S. counsel to SteadyMed Ltd., an Israeli company (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), including the base prospectus (the “Base Prospectus”) filed with the Registration Statement. The Base Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, as amended from time to time, including the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

•                  ordinary shares, nominal value NIS 0.01 per share, of the Company (the “Ordinary Shares”);

•                  debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.3 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”); and

•                  warrants to purchase Ordinary Shares or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.6 and 4.7 to the Registration Statement (each, a “Warrant Agreement”).

In connection with this opinion, we have examined the Registration Statement, the Base Prospectus, the form of Warrant Agreement and the form of Indenture and have assumed that (i) any Warrants offered under the Registration Statement, and the related Warrant Agreement, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein and (ii) any Debt Securities offered under the Registration Statement, and the related Indenture, will be executed pursuant to the Indenture. We have also assumed that with respect to any Debt Securities being issued upon exercise of any Warrants, the applicable Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3175 HANOVER STREET, PALO ALTO, CA 94304-1130  T: (650) 843-5000  F: (650) 849-7400  WWW.COOLEY.COM

Our opinion herein is expressed solely with respect to the federal laws of the United States and the laws of the State of New York and, as to the Warrants and the Debt Securities constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We have assumed further that (i) the Company is validly existing under the laws of the State of Israel, has the corporate or similar power to enter into and perform its obligations under the Warrants, the Warrant Agreements, the Debt Securities and the Indenture in accordance with their respective terms and has duly authorized, executed and delivered the Warrants, the Warrant Agreements, the Debt Securities and the Indenture in accordance with its organizational documents and the laws of the State of Israel and (ii) execution, delivery and performance by the Company of its obligations under the Warrants, the Warrant Agreements, the Debt Securities and the Indentures do not and will not violate the laws of the State of Israel or any other applicable laws (excepting the laws of the State of New York and the federal laws of the United States and, with respect to the Warrants and the Debt Securities, excepting solely the laws of the State of New York).

On the basis of and subject to the foregoing and the qualifications, assumptions and limitations stated herein, we are of the opinion that:

With respect to any series of the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and any prospectus and all supplements thereto required by applicable law have been delivered and filed as required by the Securities Act; (ii) any applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) any applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent and the terms of the Warrant Agreement have been established in accordance with applicable law; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to any applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3175 HANOVER STREET, PALO ALTO, CA 94304-1130  T: (650) 843-5000  F: (650) 849-7400  WWW.COOLEY.COM

With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and any prospectus and all supplements thereto required by applicable law have been delivered and filed as required by the Securities Act; (ii) the Indenture has been duly authorized by the Trustee by all necessary corporate action; (iii) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the  Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus that forms part of the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

Cooley LLP

By:	/s/ Michael E. Tenta
Michael E. Tenta

3175 HANOVER STREET, PALO ALTO, CA 94304-1130  T: (650) 843-5000  F: (650) 849-7400  WWW.COOLEY.COM